   As filed with the Securities and Exchange Commission on August 25, 1994
                                                       Registration No. 33-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                _______________

                            BANKAMERICA CORPORATION
             (Exact name of registrant as specified in its charter)


                  DELAWARE                                 94-1681731
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

                             BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                    (Address of Principal Executive Offices)

                                _______________

            CONTINENTAL ILLINOIS CORPORATION 1979 STOCK OPTION PLAN
                 CONTINENTAL BANK CORPORATION 1982 PERFORMANCE,
                     RESTRICTED STOCK AND STOCK OPTION PLAN
                              OPTION AGREEMENT
      CONTINENTAL BANK CORPORATION 1991 EQUITY PERFORMANCE INCENTIVE PLAN
                 CONTINENTAL EMPLOYEES SAVINGS INCENTIVE PLAN
                           (Full title of the plans)

                                _______________

                                 CHERYL SOROKIN
                            BANKAMERICA CORPORATION
                             BANK OF AMERICA CENTER
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                           TELEPHONE:  (415) 622-3530
           (Name, address and telephone number of agent for service)

                                   Copies to:

          Jeffrey R. Lapic                                  Rodney R. Peck
      Bank of America NT & SA                          Pillsbury Madison & Sutro
      Legal Department (3017)                            235 Montgomery Street
       555 California Street                            San Francisco, CA 94104
      San Francisco, CA 94104                               (415) 983-1000
           (415) 622-2189

                        CALCULATION OF REGISTRATION FEE


                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
   TITLE OF SECURITIES TO BE             AMOUNT TO BE        OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION
          REGISTERED                      REGISTERED              SHARE(1)                PRICE(1)               FEE(1)
   -------------------------             ------------        ------------------      ------------------       ------------
 Common Stock, par value
    $1.5625 per share(2)  . . . . . .  4,546,961 shares            $47.875              $217,685,758           $75,064.58

 Common Stock, par value
   $1.5625 per share,
   offered pursuant to the
   Continental Employees
   Savings Incentive Plan(2)(3) . . .    100,000 shares            $47.875              $  4,787,500           $ 1,650.87



(1) Pursuant to Rule 457(h), the registration fee was computed on the basis of the market value of the Common Stock, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock as reported on the New York Stock Exchange Composite Transactions Tape on August 22, 1994.
(2) Associated with the Common Stock are Preferred Share Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.
(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Continental Employees Savings Incentive Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) BankAmerica Corporation Annual Report on Form 10-K for the year ended December 31, 1993;

         (b) Annual Report of the Continental Employees Savings Incentive Plan for the year ended December 31, 1993;

         (c) BankAmerica Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994;

         (d) BankAmerica Corporation's current reports on Form 8-K dated January 19, January 27, March 11, March 21, March 29, April 20, May 12, June 30, July 18, July 20, August 11 and August 22, 1994;

         (e) the description of BankAmerica Corporation Common Stock set forth in the Registration Statement on Form 8-A dated May 25, 1976 (as amended by Forms 8 dated June 14, August 18 and September 10, 1976); and

         (f) the description of BankAmerica Corporation's Preferred Share Purchase Rights set forth in the Registration Statement on Form 8-A dated April 13, 1988 (as amended by Form 8 dated August 20, 1991).

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Inapplicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Inapplicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As authorized by Section 145 of the Delaware General Corporation Law, the Bylaws of BankAmerica Corporation provide for indemnification of directors and officers in certain cases. A director or officer of BankAmerica Corporation (i) must be indemnified by BankAmerica Corporation for all expenses of litigation or other legal proceedings when he or she is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by BankAmerica Corporation for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he or she is not successful, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of BankAmerica Corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was not lawful), and (iii) must be indemnified by BankAmerica Corporation for expenses of a derivative action, even if he or she is not successful, if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of BankAmerica Corporation, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to BankAmerica Corporation, unless a court determines that, despite such adjudication but in view of the circumstances, such person is entitled to indemnification of such expenses.

         The Bylaws of BankAmerica Corporation further provide that BankAmerica Corporation may purchase insurance on behalf of its directors and officers whether or not it would have the power to indemnify them against such liability.

         There is directors' and officers' liability insurance presently outstanding which insures directors and officers of BankAmerica Corporation and certain of its subsidiaries, including Bank of America National Trust & Savings Association. The policies cover loss for which BankAmerica Corporation or any of such subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by BankAmerica Corporation or any of such subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain certain provisions regarding deductibles.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inapplicable.


ITEM 8.  EXHIBITS

         Parenthetical references to exhibits in the description of Exhibits
4.1 and 4.2 below are incorporated by reference from such exhibits to the indicated report or registration statement of BankAmerica Corporation (File No. 1-7377) filed with the Securities and Exchange Commission.


         4.1 Specimen of BankAmerica Corporation's Common Stock certificate with Rights legend (incorporated by reference to Exhibit 4.1 to BankAmerica Corporation's Registration Statement on Form S-4
                 (Reg. No. 33-439841) filed November 14, 1991).
         4.2     Form of Rights Certificate (incorporated by reference to
                 Exhibit B to Exhibit 1 to BankAmerica Corporation's Form 8-A dated April 13, 1988).
         4.3     Continental Illinois Corporation 1979 Stock Option Plan.
         4.4     Continental Bank Corporation 1982 Performance, Restricted
                 Stock and Stock Option Plan.
         4.5     Option Agreement.
         4.6     Continental Bank Corporation 1991 Equity Performance Incentive
                 Plan.
         4.7     Continental Employees Savings Incentive Plan; and Continental
                 Employees Savings Incentive Trust.
         5.1     Opinion of Michael J. Halloran, counsel to BankAmerica
                 Corporation, regarding legality of securities being issued.
         23.1    Consent of Michael J. Halloran (included in Exhibit 5.1).
         23.2    Consent of Price Waterhouse LLP.
         23.3    Consent of Ernst & Young LLP.
         24.1    Powers of Attorney

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to submit the Continental Employees Savings Incentive Plan ("SIP") and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the SIP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 25th day of August, 1994.

                                       BANKAMERICA CORPORATION
                                        (Registrant)



                                       By        /s/ CHERYL SOROKIN
                                          --------------------------------
                                                   Cheryl Sorokin
                                              Executive Vice President
                                                    and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                  Capacity                         Date
           ---------                                  --------                         ----
      RICHARD M. ROSENBERG*
- ------------------------------
      Richard M. Rosenberg              Chairman of the Board, Chief Executive
                                        Officer (Principal Executive Officer)
                                        and Director

        LEWIS W. COLEMAN*
- ------------------------------
        Lewis W. Coleman                 Vice Chairman of the Board, Chief
                                         Financial Officer (Principal Financial
                                         Officer) and Director

    /s/ JAMES H. WILLIAMS
- -----------------------------
        James H. Williams                Executive Vice President (Principal
                                         Accounting Officer)                            August 25, 1994

A majority of the members of the Board of Directors:

JOSEPH F. ALIBRANDI*                     Director      PHILIP M. HAWLEY*                       Director
PETER B. BEDFORD*                        Director      FRANK L. HOPE, JR.*                     Director
ANDREW F. BRIMMER*                       Director      IGNACIO E. LOZANO, JR.*                 Director
RICHARD A. CLARKE*                       Director      CORNELL C. MAIER*                       Director
LEWIS W. COLEMAN*                        Director      WALTER E. MASSEY*                       Director
TIMM F. CRULL*                           Director      RICHARD M. ROSENBERG*                   Director
KATHLEEN FELDSTEIN*                      Director      A. MICHAEL SPENCE*                      Director
DONALD E. GUINN*                         Director


*By:           /s/ JEFFREY R. LAPIC
     _____________________________________________
         Jeffrey R. Lapic, Attorney-in-Fact

Dated:  August 25, 1994

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Continental Employees Savings Incentive Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 24th day of August, 1994.

                                   CONTINENTAL TRUST COMPANY
                                   solely in its capacity as Trustee of the Continental Employees Savings Incentive Trust



                                   By         /s/  JOHN MISTRETTA
                                     ------------------------------------------
                                                   John Mistretta
                                   Its:  Vice President

                                 EXHIBIT INDEX




EXHIBIT
NUMBER                    DOCUMENT DESCRIPTION*
- ------                    --------------------
4.1      Specimen of BankAmerica Corporation's Common Stock certificate with Rights legend
         (incorporated by reference to Exhibit 4.1 to BankAmerica Corporation's Registration Statement
         on Form S-4 (Reg. No. 33-439841) filed November 14, 1991).
4.2      Form of Rights Certificate (incorporated by reference to Exhibit B to Exhibit 1 to BankAmerica
         Corporation's Form 8-A dated April 13, 1988).
4.3      Continental Illinois Corporation 1979 Stock Option Plan.
4.4      Continental Bank Corporation 1982 Performance, Restricted Stock and Stock Option Plan.
4.5      Option Agreement.
4.6      Continental Bank Corporation 1991 Equity Performance Incentive Plan.
4.7      Continental Employees Savings Incentive Plan; and Continental Employees Savings Incentive Trust.
5.1      Opinion of Michael J. Halloran, counsel to BankAmerica Corporation, regarding legality of securities being issued.
23.1     Consent of Michael J. Halloran (included in Exhibit 5.1).
23.2     Consent of Price Waterhouse LLP.
23.3     Consent of Ernst & Young LLP.
24.1     Powers of Attorney






____________
*   Parenthetical references to exhibits in  the description of Exhibits
    4.1 and 4.2 are incorporated by reference from such exhibits to the indicated report or registration statement of BankAmerica
    Corporation (File No. 1-7377) filed with the Securities and Exchange Commission.